UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                        February 23, 2005
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
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    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
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              (Registrant's telephone number, including area code)


                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On February 23, 2005, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports February Comparable Sales." The release contained the following information.


                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109

           Applebee's International Reports February Comparable Sales

Overland Park, Kan., February 23, 2005 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended February 20, 2005.

System-wide comparable sales increased 5.2 percent for the February period, and comparable sales for franchise restaurants increased 6.2 percent. Comparable sales for company restaurants increased 2.3 percent, reflecting an increase in guest traffic of approximately 0.5 to 1.0 percent, combined with a higher average check.

February comparable sales were positively impacted by approximately 1.0 percent due to the shift in the timing of Valentine's Day from Saturday last year to Monday this year, but were negatively impacted by approximately 0.6 percent due to the shift in President's Day from the February fiscal period last year to the March fiscal period this year.

System-wide comparable sales for the quarter-to-date period through February (eight weeks) have increased 4.7 percent, with company and franchise restaurant comparable sales up 1.7 percent and 5.7 percent, respectively.

If positive comparable sales results for both company and franchise restaurants continue through March, the company expects an upward bias to its previously stated earnings per share guidance for the quarter ending March 27, 2005.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of February 20, 2005, there were 1,683 Applebee's restaurants operating system-wide in 49 states and 12 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                   -- more --



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



Certain statements contained in this release, including first quarter 2005 earnings per share guidance, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2005. The company disclaims any obligation to update these forward-looking statements.

                                      # # #



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: February 23, 2005

                                   APPLEBEE'S INTERNATIONAL, INC.


                               By:   /s/ Steven K. Lumpkin
                                   -------------------------------
                                   Steven K. Lumpkin
                                   Executive Vice President and
                                   Chief Financial Officer


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